Exhibit 10.4

Exhibit A - Execution Copy

Full Value Award

Grant Certificate

For

Judson Bergman

Envestnet, Inc. (the “Company”) hereby grants to you a Full Value Award under the Envestnet, Inc. 2010 Long-Term Incentive Plan (the “Plan”), to receive the number of shares of Company Stock as set forth below, subject to all terms and conditions of this Full Value Award Grant Certificate (the “Certificate”), the Full Value Award Terms and Conditions, and the Plan.

Full Value Award Terms:

1.              Grant Date: May 12, 2016

2.              Total Performance-Based Restricted Stock Units:  125,000 Units (the “PSUs”)

Each “Unit” represents the right to receive one share of Stock, subject to the terms and conditions of this Certificate, the Full Value Award Terms and Conditions, and the Plan.

3.              Performance Measures: Subject to Section 9, a percentage of your PSUs, if any, shall become earned only to the extent that the Company satisfies the following Performance Measures based on Adjusted EBITDA of the Company for the relevant “Performance Period”, as determined by the Committee in its sole discretion:

a.              The Company achieves Adjusted EBITDA of $68.5 million for the period beginning April 1, 2016 and ending December 31, 2016 (the “First Performance Period”);

b.              The Company achieves Adjusted EBITDA of $159.8 million for the period beginning April 1, 2016 and ending December 31, 2017 (the “Second Performance Period”); or

c.               The Company achieves Adjusted EBITDA of $251.1 million for the period beginning April 1, 2016 and ending December 31, 2018 (the “Full Performance Period”).

Achievement of any of the Performance Measures listed in 3(a), (b) or (c) is considered achievement of “Target” performance. Adjusted EBITDA is a non-GAAP financial measure that represents net income (loss) before deferred revenue fair value adjustment, interest income, interest expense, income tax provision, depreciation and amortization, non-cash compensation expense, restructuring charges and transaction costs, re-audit related expenses, severance, imputed interest on contingent consideration, fair market value adjustment on contingent consideration, litigation-related expense, other income, and pre-tax loss attributable to non-controlling interest.  Adjusted EBITDA shall be determined consistent with the requirements and as reported in the Company’s annual Form 10-k filing for the applicable year described above.

Exhibit A - 1

4.              Performance Percentage: Subject to Section 9, as determined by the Committee in its sole discretion, the percentage of your PSUs which shall be earned for each Performance Period is calculated based on achievement of the Performance Measures as they relate to Target performance, as described the following table:

PERCENTAGE OF TARGET	PERCENTAGE EARNED (THE “PERFORMANCE PERCENTAGE”)
0-60%	0%
60-100%	Ratable earning between 60% and 100% (in no event to exceed 100%)

5.              Banked Units.  Between the January 1st and March 15th following the end of each of the Performance Periods described above, the Compensation Committee shall certify the Performance Percentage attained during such Performance Period (the “Certification Date”).  Effective as of the First Certification Date, you shall earn a number of the PSUs determined by multiplying the total number of PSUs by the Performance Percentage for the First Performance Period (any PSUs which are earned based on the Performance Percentage at the end of each Performance Period shall be considered “Banked Units”; once a Banked Unit is settled pursuant to Section 8, it is no longer considered a Banked Unit).  If the Performance Percentage is equal to 100% as of the end of the First Performance Period, all of the PSUs shall become Banked Units.  If the Performance Percentage is less than 100% for the First Performance Period, effective as of the Second Certification Date, you shall earn a number of Banked Units determined by multiplying the total number of PSUs by the difference, if any, by which the Performance Percentage for the Second Performance Period was greater than the Performance Percentage for the First Performance Period.  If the Performance Percentage for the Second Performance Period is not greater than the Performance Percentage for the First Performance Period, then you shall not earn any additional Banked Units as of the Second Certification Date.  If the Performance Percentage is equal to 100% as of the end of the Second Performance Period, all of the remaining unearned PSUs shall become Banked Units.  Finally, if the Performance Percentage is less than 100% for the First or Second Performance Period, effective as of the Third Certification Date, you shall earn a number of Banked Units determined by multiplying the total number of PSUs by the difference, if any, by which the Performance Percentage for the Third Performance Period was greater than the Performance Percentage for the First and Second Performance Periods.  If the Performance Percentage for the Third Performance Period is not greater than the Performance Percentage for the First and Second Performance Periods, then you shall not earn any additional Banked Units as of the Third Certification Date.  If the Performance Percentage is equal to 100% as of the end of the Third Performance Period, all of the remaining unearned PSUs shall become Banked Units.  Any PSUs which have not been earned and converted to Banked Units pursuant to the terms of this Section 5 on or prior to the Third Certification Date shall be immediately forfeited by you.

6.              Restricted Period.  Subject Section 7 below, if your Termination Date does not occur during the Restricted Period with respect to any PSUs, then you shall become vested in the Vested Percentage as described in this Section 6. With respect to all PSUs, the “Restricted Period” shall begin on the Grant Date.  The Restricted Period with respect to the applicable number of Banked Units as of each of the first three anniversaries of the Grant Date shall end as described below (but only if your Termination Date has not occurred before the end of the Restricted Period):

Exhibit A - 2

VESTED PERCENTAGE OF BANKED UNITS	RESTRICTED PERIOD WILL END ON:
33.33% of Banked Units following the First Performance Period	One year anniversary of the Grant Date
50% of outstanding Banked Units following the Second Performance Period	Two year anniversary of the Grant Date
100% of outstanding Banked Units following the Final Performance Period	Three year anniversary of the Grant Date

7.              Termination of Employment. Except as provided in this Section 7, any portion of PSUs for which the Restricted Period has not ended prior to or upon your Termination Date, shall be forfeited. If you incur a termination of employment without “Cause” (as defined in your employment agreement, dated May 12, 2016 (the “Employment Agreement”)), or due to “Permanent Disability” (as defined in the Employment Agreement), or due to death, or if you resign for “Good Reason” (as defined in the Employment Agreement) (each such termination referred to as a “Vesting Termination”) prior to the third anniversary of the Grant Date, subject to you signing and not revoking a release of claims (as described in the Employment Agreement), the Restricted Period shall end with respect to all outstanding Banked Units to the extent the applicable Restricted Period had not yet expired prior to the Vesting Termination and the applicable Vesting Percentage shall equal 100% on and after the date of such Qualifying Termination.  The release must be executed, and any revocation period must have expired, within sixty (60) days after your Termination Date.  Notwithstanding the foregoing, in the event you incur a termination with Cause or you resign without Good Reason, or in the event the release does not become effective within sixty (60) days after your Termination Date, as required in the previous sentence following a Vesting Termination, you shall immediately forfeit your right to any vesting of any Banked Units for which the Restricted Period has not ended as of your Termination Date or PSUs that have not previously been earned as of your Termination Date.

8.              Settlement Dates.  On each applicable Settlement Date (as defined below), you shall be entitled to a distribution of shares of Stock in settlement of your PSUs.  The number of shares of Stock that you shall receive on each applicable Settlement Date shall be determined by multiplying (i) the number of Banked Units by (ii) the applicable Vesting Percentage for such Settlement Date as determined pursuant to Section 6 above.  For purposes of this Agreement, the Settlement Date shall occur after the end of each of the three Performance Periods on each of the first three anniversaries of the Grant Date; provided, however, that if you incur a Vesting Termination at any time prior to the third anniversary of the Grant Date, the Settlement Date following the end of the Performance Periods on or after your Vesting Termination shall instead occur on the Certification Date for each such Performance Period.

9.              Change in Control.  In the event of a Change in Control on or prior to the third anniversary of the Grant Date, the Company, or the entity that is the surviving entity or successor to the Company following such transaction, may elect (a) to continue this Full Value Award subject to the terms of this Agreement and the Plan and subject to such adjustments, if any, by the Committee as permitted by Section 4.3 of the Plan; or (b) to terminate this Full Value Award and distribute shares of Stock.  In the event that the Company or its successor chooses to terminate this award and make a distribution of shares of Stock as provided in clause (b) of the previous sentence, you shall be entitled to receive one share of Stock for each PSU which has not previously been forfeited and the date of the Change in Control shall be treated as the Settlement Date for purposes of this Agreement.  In the event that the Company or its successor chooses to continue this award as provided in clause (a) of this Section 9, you shall remain eligible to vest in all remaining PSUs which have not been previously settled on each subsequent Settlement Date and the applicable Performance Percentage for each such Settlement Date shall determined as 100%. In the event that the Company or its successor chooses to terminate this award and make a distribution of shares of Stock as provided in clause (b) of this Section 9, you shall become

Exhibit A - 3

                        immediately vested in all remaining PSUs which have not been previously settled and the date of the Change in Control shall be treated as the Settlement Date for purposes of this Agreement with the applicable Performance Percentage and the Vesting Percentage determined as 100%.

10.       Section 409A of the Code.  The distribution of shares of Stock made pursuant to this Agreement are intended to be interpreted and operated to the fullest extent possible so that such distributions shall be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).  It is intended that the distribution of shares of Stock will in any event be made pursuant to the terms of this Agreement to you within the period necessary to satisfy the exemption from Section 409A of the Code for short-term deferrals set forth in Treas. Reg. §1.409A-1(b)(4)(i) (which generally requires that payment be made not later than the fifteenth day of the third month after the end of the year in which the amount is no longer subject to a substantial risk of forfeiture as defined for purposes of Section 409A of the Code).  To the extent that the distributions of shares of Stock made pursuant to this Agreement are deferred compensation subject to (but not otherwise exempt from) Section 409A of the Code, this Agreement is intended to be interpreted and operated to the fullest extent possible so that the distribution of share of Stock pursuant to this Agreement shall comply with the requirements of Section 409A of the Code.

This Full Value Award is subject to the terms and conditions set forth in this Certificate, the Full Value Award Terms and Conditions, and the Plan.  All terms and provisions of the Full Value Award Terms and Conditions and the Plan, as the same may be amended from time to time, are incorporated herein and made part of this Certificate.  If any provision hereof and of the Plan shall be in conflict, the terms of the Plan shall govern.  All capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Plan.

This Certificate, the Full Value Award Terms and Conditions, and the Plan set forth the entire understanding between you and the Company regarding this Full Value Award and supersede all prior oral and written agreements with respect thereto.

ENVESTNET, INC.

2010 LONG-TERM INCENTIVE PLAN

FULL VALUE AWARD (PERFORMANCE-BASED RESTRICTED STOCK UNITS)

TERMS AND CONDITIONS

The following Full Value Award (Performance-Based Restricted Stock Units) Terms and Conditions (the “Terms and Conditions”) apply to Full Value Awards in the form of performance-based restricted stock units granted by Envestnet, Inc. to the Participant whose name appears on the Full Value Award Grant Certificate (“Certificate”), to which these Terms and Conditions are attached (or into which these Terms and Conditions are incorporated).

1.                                      Award.  The Full Value Award is in all respects subject to the terms, definitions and provisions of the Envestnet, Inc. 2010 Long-Term Incentive Plan (“Plan”) and the Certificate, each of which is incorporated herein by reference, as well as these Terms and Conditions.  These Terms and Conditions, together with the Certificate, and the Plan constitute the Full Value Award agreement under the Plan.  Unless the context clearly provides otherwise, the capitalized terms herein shall have the meaning ascribed to such terms under the Plan.

2.                                      Vesting.  Subject to the terms of the Plan (including any acceleration provisions contained therein, which shall be in addition to, not in lieu of, the acceleration provisions set forth in the Certificate attached hereto), this Full Value Award shall vest as set forth in the Certificate attached hereto.  Except as provided in the Certificate, no portion of this Full Value Award shall become vested after the Participant’s Termination Date except to the extent that it is vested immediately prior to the Participant’s Termination Date or becomes vested on the Participant’s Termination Date.  Except as provided in the Certificate, any portion of this Full Value Award that is not vested on the Participant’s Termination Date shall be immediately forfeited.

3.                                      Distribution.  After distribution of a share of Stock for a Unit, the Unit shall have no further force or effect.  Notwithstanding anything in the contrary in any agreement between the Participant and the Company or a subsidiary, the Participant acknowledges and agrees that the PSUs shall vest (and the Restricted Period shall end) only as provided by, and subject to the terms of, this Certificate, the Full Value Award Terms and Conditions, and the Plan.

4.                                      Withholding.  This Full Value Award is subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Committee, through the surrender of shares of Stock which the

Exhibit A - 4

Participant already owns or to which the Participant is otherwise entitled under the Plan; provided, however, previously-owned shares of Stock that have been held by the Participant or shares of Stock to which the Participant is entitled under the Plan may only be used to satisfy the minimum tax withholding required by applicable law (or other rates that will not have a negative accounting impact).

5.                                      Transferability.  This Full Value Award is not transferable except as designated by the Participant by will or by the laws of descent and distribution or, to the extent provided by the Committee, pursuant to a qualified domestic relations order (within the meaning of the Code and applicable rules thereunder). Notwithstanding the foregoing, the Committee may permit the Full Value Award to be transferred to or for the benefit of the Participant’s family (including, without limitation, to a trust or partnership for the benefit of the Participant’s family), subject to such procedures as the Committee may establish.

6.                                      Adjustment of Award.  The number and type of shares of Stock subject to this Full Value Award will or may be adjusted in accordance with the Plan to reflect certain corporate transactions which affect the number, type or value of such shares.

7.                                      No Implied Rights.  Neither the Plan nor this Full Value Award constitutes a contract of employment or continued service and does not give the Participant the right to be retained in the employ or service of the Company or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan or this Full Value Award. Except as otherwise provided in the Plan or this Full Value Award, no Award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which he fulfills all service requirements and other conditions for receipt of such rights and shares of Stock are registered in his name.

8.                                      Plan Governs.  This Full Value Award shall be subject to all of the terms and conditions of the Plan, a copy of which may be obtained from the Secretary of the Company.

9.                                      Amendment and Termination.  The Board may, at any time, amend or terminate the Plan, and the Board or the Committee may amend the Certificate or these Terms and Conditions, provided that no amendment or termination may, in the absence of written consent to the change by the Participant (or, if the Participant is not then living, the affected Beneficiary), adversely affect the rights of any Participant or Beneficiary under this Full Value Award.  Adjustments pursuant to subsection 4.3 of the Plan shall not be subject to the foregoing limitations.  It is the intention of the Company that, to the extent that any provisions of this Plan or this Full Value Award are subject to section 409A of the Code, the Plan and this Full Value Award comply with the requirements of section 409A of the Code and that the Board shall have the authority to amend the Plan, the Certificate and these Terms and Conditions as it deems necessary to conform to section 409A.

10.                               Applicable Law.  The Plan and this Full Value Award shall be construed in accordance with the laws of the State of Delaware.

Exhibit A - 5